Report of Independent Registered Public
Accounting Firm
To the Partners and Board of Directors of
Salient Private Access Registered Fund, L.P.:
In planning and performing our audit of the
financial statements of Salient Private
Access Registered Fund, L.P. (the  "Fund")
as of and for the year ended December
31, 2017, in accordance with the standards of
the Public Company Accounting Oversight
Board (United States), we considered the
Fund's internal control over financial
reporting, including control activities over
safeguarding securities, as a basis for
designing our auditing procedures for the
purpose of expressing our opinion on
the financial statements and to comply
with the requirements of Form N-SAR,
but not for the purpose of expressing an
opinion on the effectiveness of the Fund's
internal control over financial reporting.
Accordingly, we express no such opinion.
Management of the Fund is responsible
for establishing and maintaining effective
internal control over financial reporting. In
fulfilling this responsibility, estimates and
judgments by management are required to
assess the expected benefits and related
costs of controls. A fund's internal
control over financial reporting is a process
designed to provide reasonable assurance
regarding the reliability of financial
reporting and the preparation of financial
statements for external purposes in
accordance with generally accepted
accounting principles (GAAP). A fund's
internal control over financial reporting
includes those policies and procedures
that (1)pertain to the maintenance of
records that, in reasonable detail, accurately
and fairly reflect the transactions and
dispositions of the assets of the company;
(2)provide reasonable assurance that
transactions are recorded as necessary
to permit preparation of financial
statements in accordance with GAAP, and
that receipts and expenditures of the fund
are being made only in accordance with
authorizations of management and directors
of the fund; and (3)provide reasonable
assurance regarding prevention or timely
detection of unauthorized acquisition,
use, or disposition of a fund's assets that
could have a material effect on the financial
statements.
Because of its inherent limitations, internal
control over financial reporting may not
prevent or detect misstatements. Also,
projections of any evaluation of
effectiveness to future periods are subject
to the risk that controls may become
inadequate because of changes in conditions,
or that the degree of compliance with the
policies or procedures may deteriorate.
A deficiency in internal control over financial
reporting exists when the design or
operation of a control does not allow
management or employees, in the normal
course of performing their assigned functions,
to prevent or detect misstatements on a
timely basis. A material weakness is a
deficiency, or a combination of deficiencies,
in internal control over financial reporting,
such that there is a reasonable possibility
that a material misstatement of the Fund's
annual or interim financial statements will
not be prevented or detected on a timely basis.
Our consideration of the Fund's internal
control over financial reporting was for the
limited purpose described in the first
paragraph and would not necessarily disclose
all deficiencies in internal control that might
be material weaknesses under standards
established by the Public Company Accounting
Oversight Board (United States). However,
we noted no deficiencies in the Fund's internal
control over financial reporting and its
operation, including controls over safeguarding
securities, that we consider to be a material
weakness as defined above as of December 31,
2017.
This report is intended solely for the
information and use of management and the
Board of Directors of the Fund and the
Securities and Exchange Commission and is
not intended to be and should not be used by
anyone other than these specified parties.
/s/ KPMG LLP
Columbus, Ohio
March 1, 2018